                               CONSENT OF COUNSEL

                           AIM COUNSELOR SERIES TRUST


     We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for AIM Floating Rate Fund, a series portfolio of AIM Counselor Series Trust (the "Trust"), and under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statement of Additional Information for AIM Select Real Estate Income Fund, AIM Multi-Sector Fund, AIM Structured Core Fund, AIM Structured Growth Fund and AIM Structured Value Fund, series portfolios of the Trust, both of which are included in Post-Effective Amendment No. 31 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-36074), and Amendment No. 32 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09913), on Form N-1A of the Trust.



                                   /s/  Ballard Spahr Andrews & Ingersoll, LLP
                                   -------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP





Philadelphia, Pennsylvania
December 14, 2007